EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Sharps Compliance Corp. 1993 Stock Plan of our report dated September 26, 2008 relating to the consolidated financial statements of Sharps Compliance Corp. as of June 30, 2008 and 2007, and for the years then ended, which appear in the Annual Report on Form 10-K for the year ended June 30, 2008.

/s/ UHY LLP

Houston, Texas
November 24, 2008